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                                                                   Exhibit 23(i)


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Lennar Corporation

We consent to the incorporation by reference in this Registration Statement of Lennar Corporation on Form S-3 of our reports dated January 20, 1998, appearing in the Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 1997 and to the reference to our firm under the heading "Experts" in the Prospectus which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP

June 9, 1998
Miami, Florida